UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
February 27, 2009

Cabot Microelectronics Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-30205	36-4324765
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification)

870 Commons Drive, Aurora, Illinois	60504
(Address of principal executive offices)	(Zip Code)

(630) 375-6631
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

On February 27, 2009, Cabot Microelectronics Corporation (the “Company”) issued a press release entitled “Cabot Microelectronics Corporation Completes Acquisition of Epoch Material Co., Ltd.”, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.  The Company has completed the acquisition of Epoch Material Co., Ltd. (“Epoch”) from Eternal Chemical Co., Ltd. (“Eternal”) for approximately $66 million, which it had previously announced in December 2008.  Epoch specializes in the development, manufacture and sale of copper chemical mechanical planarization (“CMP”) slurries and CMP cleaning solutions to the semiconductor industry, as well as color filter slurries to the liquid crystal display industry.  The Company has initially obtained 90 percent of Epoch’s stock, with the remaining 10 percent of the shares scheduled to be transferred to the Company from Eternal in eighteen months.

Item 9.01                      Financial Statements and Exhibits.

(c)	Exhibits

99.1 Press release, dated February 27, 2009, entitled “Cabot Microelectronics Corporation Completes Acquisition of Epoch Material Co., Ltd.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABOT MICROELECTRONICS CORPORATION

Date: February 27, 2009	By:	/s/ WILLIAM S. JOHNSON
William S. Johnson
Vice President and Chief Financial Officer
[Principal Financial Officer]

INDEX TO EXHIBITS

Exhibit Number	Title
99.1	Press release, dated February 27, 2009, entitled “Cabot Microelectronics Corporation Completes Acquisition of Epoch Material Co., Ltd.”

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